UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 15, 2005 (August 10, 2005)
Date of Report (Date of earliest event reported)

COMPETITIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8696	36-2664428
(State or other jurisdiction of incorporation)	(Commission File Number )	(I.R.S. Employer Identification No.)

1960 Bronson Road, Fairfield, Connecticut 06824
(Address of principal executive offices) (Zip Code)

(203) 255-6044
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 15, 2005, Competitive Technologies, Inc. (“CTT”) announced that on August 10, 2005, CTT received notice that John B. Nano, its former President and Chief Executive Officer had commenced suit in the Superior Court in the Judicial District of Stamford, Connecticut seeking the pre-judgment remedy of attachment. Mr. Nano’s suit seeks to attach one of CTT’s bank accounts in the amount of $1.4 million to preserve his ability to collect should he succeed on his claims. In this suit, Mr. Nano alleges that CTT breached his employment contract because it denied him certain severance benefits when it terminated him on June 14, 2005. Mr. Nano also claims, in the alternative, that CTT violated a proposed but unexecuted and undelivered separation agreement and general release which it sought to negotiate with him at the time of his departure. According to his lawsuit, Mr. Nano claims that CTT withdrew the agreement after he communicated his acceptance to the Chairman of CTT’s Board of Directors. The Company denies the allegations of the suit and intends to vigorously defend it and oppose Nano’s application for a prejudgment remedy.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release dated August 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

Date: August 15, 2005	By:	/s/ Michael D. Davidson
Name:		Michael D. Davidson
Title:		Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated August 15, 2005, announcing that CTT had received notice of a lawsuit filed by its former CEO.